Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie – Vice President	Mark Plungy – Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com
ALTERA ANNOUNCES FOURTH QUARTER RESULTS
SALES UP STRONGLY
San Jose, Calif., January 26, 2010—Altera Corporation (NASDAQ: ALTR) today announced fourth quarter sales of $365.0 million, up 27 percent from the third quarter of 2009 and up 16 percent from the fourth quarter of 2008. New product sales increased 30 percent sequentially. Fourth quarter net income was $103.0 million, $0.34 per diluted share, compared with net income of $56.7 million, $0.19 per diluted share, in the third quarter of 2009 and $83.0 million, $0.28 per diluted share, in the fourth quarter of 2008.
Sales for 2009 were $1.20 billion, a decrease of 13 percent compared with $1.37 billion in 2008. Net income was $251.1 million, $0.84 per diluted share, versus net income of $359.7 million, $1.18 per diluted share, in 2008.
For the year, cash flow from operating activities was $372.7 million. Altera ended 2009 with $1.5 billion in cash and short-term investments, an increase from $1.2 billion at 2008 year end.
Altera’s board of directors has declared a quarterly cash dividend of $0.05 per share payable on March 1, 2010 to shareholders of record on February 10, 2010.
“The fourth quarter produced extraordinary growth driven by customer program ramps and better end demand across all of our markets,” said John Daane, president, chief executive officer, and chairman of the board. “Our new products were the growth leaders in a quarter that saw sequential improvements across all product and market segment categories. We believe that in 2010 our 40-nm product leadership will create an additional growth driver for the company as customers shift from the prototype stage to production-based demand.”
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Several recent accomplishments mark the company’s continuing progress.
•	Altera is now shipping production-qualified 40-nm Stratix® IV GT FPGAs, the industry’s first FPGAs to feature integrated 11.3-Gbps transceivers. Stratix IV GT FPGAs are the only single-chip devices available today that meet the high-speed bandwidth requirements for next-generation framer, MAC, bridging and switching applications for 100-Gigabit Ethernet and 100-Gigabit Optical Transport Networks. Five of the top seven advanced optical transport suppliers have now selected Stratix IV GT FPGAs for their 100G development. Altera’s 100G solutions include production silicon, 100G intellectual property, 100G reference designs and development boards supporting 100G applications.
•	Altera’s Stratix IV GT FPGAs were recognized by EDN China with its prestigious “Best Product Award.” EDN China annually honors the products and people that shape the electronics industry. Finalists are nominated by a panel of judges that includes technical experts from industry, universities and institutes, as well as EDN China editors. The final award winners are selected by EDN China’s 40,000 readers and website users. Altera’s Stratix IV GT FPGAs received the most votes and won EDN China’s “Best Product Award” in the programmable logic devices category.
•	Altera’s Arria® II GX FPGAs were awarded the “Embedded System Editor’s Choice Award” as the Best FPGA Product of the Year 2009 by China’s Electronic Engineering & Product World (EEPW) Magazine. The award was presented during the Electronic Forum held at China’s Tsinghua University in Beijing. The award is based on a combination of a judging committee made up of EEPW’s editorial team, experts and engineers from industry associations and online votes.
•	Expanding on the success of the Cyclone® FPGA series and extending its transceiver leadership, the new Cyclone IV FPGA family has been announced. This new FPGA family responds to increased low-cost bandwidth needs driven by the demand for mobile video, voice, and data access, and the hunger for high-quality 3D images. With low power consumption and small packages, these devices address cost-sensitive, small form-factor applications in the wireless, wireline, broadcast, industrial and consumer markets. With a focus on low cost, the smallest Cyclone IV GX device is the industry’s smallest FPGA with transceivers. Production shipments of the first Cyclone IV devices will begin in the first quarter of 2010.
•	Altera has released its Quartus® II software version 9.1, the industry’s number-one software in performance and productivity for CPLD, FPGA and HardCopy® ASIC designs. New features and enhancements within Quartus II software v9.1 reduce compile times 20 percent versus the previous software release, while continuing to deliver on average 2X to 3X faster compile times compared to competing high-density 40-nm and 65-nm designs. Quartus II software v9.1 builds upon the productivity advantage Altera consistently delivers with its design software. The software provides the industry’s fastest compile times for high-end FPGAs, averaging a 20 percent reduction annually over the past five years.

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Business Outlook for the First Quarter 2010

Sequential Sales Growth	Up 5 to 10%

Gross Margin	67.5% to 68.5%

Research and Development	$66 to 68 million

SG&A	$59 to 61 million

Tax Rate	14 to 16%
Conference Call and Quarterly Update:
A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. The webcast and subsequent replay will be available in the Investor Relations section of the company’s website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.
Altera’s first quarter business update will be issued in a press release available after the market close on March 3, 2010.
Forward-Looking Statements
Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release, and the contribution from 40-nm FPGAs to 2010 growth. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, vertical market mix, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s new products including the Arria® GX, Arria II GX, Cyclone® II, Cyclone III, Stratix® II, Stratix II GX, Stratix III, Stratix IV, Stratix IV GX, Stratix IV GT, MAX® II and HardCopy® device families, changes in the mix of our business between prototyping and production-based demand, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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About Altera
Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera’s FPGA, CPLD and ASIC devices at www.altera.com.  Follow Altera via Facebook, RSS and Twitter.
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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

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ALTERA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			YEARS ENDED
	December 31,	September 25,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Net sales	$364,998	$286,612	$314,544	$1,195,413	$1,367,224
Cost of sales(1)	115,281	93,686	96,699	396,584	449,750

Gross margin	249,717	192,926	217,845	798,829	917,474

Operating expenses
Research and development(1)	66,940	70,097	68,846	260,208	257,717
Selling, general, and administrative(1)	63,404	56,332	62,757	234,074	255,391

Total operating expenses	130,344	126,429	131,603	494,282	513,108

Operating margin(2)	119,373	66,497	86,242	304,547	404,366
Compensation expense (benefit) — deferred compensation plan	2,629	5,538	(10,184)	11,776	(18,106)
(Gain) loss on deferred compensation plan securities	(2,629)	(5,538)	10,184	(11,776)	18,106
Interest income and other	(248)	(740)	(6,118)	(6,083)	(30,300)
Interest expense	1,208	1,225	4,456	5,092	15,492

Income before income taxes	118,413	66,012	87,904	305,538	419,174
Income tax expense	15,439	9,308	4,863	54,476	59,523

Net income	$102,974	$56,704	$83,041	$251,062	$359,651

Net income per share:
Basic	$0.35	$0.19	$0.28	$0.85	$1.20

Diluted	$0.34	$0.19	$0.28	$0.84	$1.18

Shares used in computing per share amounts:
Basic	296,036	294,758	294,803	294,493	300,951

Diluted	300,613	297,545	296,298	297,180	304,604

Cash dividends per common share	$0.05	$0.05	$0.05	$0.20	$0.19

Tax rate	13.0%	14.1%	5.5%	17.8%	14.2%
% of Net sales:
Gross margin	68.4%	67.3%	69.3%	66.8%	67.1%
Research and development(1)	18.3%	24.5%	21.9%	21.8%	18.8%
Selling, general, and administrative(1)	17.4%	19.7%	20.0%	19.6%	18.7%
Operating margin(2)	32.7%	23.2%	27.4%	25.5%	29.6%
Net income	28.2%	19.8%	26.4%	21.0%	26.3%

Notes:

(1)	Includes restructuring expenses as follows:

	THREE MONTHS ENDED			YEARS ENDED
	December 31,	September 25,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Cost of sales	$—	$137	$—	$137	$—
Research and development	—	3,878	—	4,104	—
Selling, general, and administrative	—	738	—	5,728	—

	$—	$4,753	$—	$9,969	$—

(2)	We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles (“US GAAP”), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses (gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	THREE MONTHS ENDED			YEARS ENDED
	December 31,	September 25,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Operating margin (non-GAAP)	$119,373	$66,497	$86,242	$304,547	$404,366
Compensation expense (benefit) — deferred compensation plan	2,629	5,538	(10,184)	11,776	(18,106)

Income from operations (GAAP)	$116,744	$60,959	$96,426	$292,771	$422,472

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ALTERA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	September 25,	December 31,
	2009	2009	2008

Assets

Current assets:
Cash and cash equivalents	$1,546,672	$1,363,939	$1,216,743
Accounts receivable, net	218,144	254,809	83,430
Inventories	69,705	65,826	84,637
Deferred compensation plan assets	69,891	66,801	55,990
Deferred income taxes and other current assets	137,358	166,779	186,361

Total current assets	2,041,770	1,918,154	1,627,161
Property and equipment, net	174,516	179,531	192,262
Deferred income taxes and other assets, net	76,945	49,284	60,484

	$2,293,231	$2,146,969	$1,879,907

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and current liabilities	$138,185	$117,642	$124,358
Deferred compensation plan obligations	69,891	66,801	55,990
Deferred income and allowances on sales to distributors	281,885	291,732	205,674

Total current liabilities	489,961	476,175	386,022
Income taxes payable, non-current	210,967	205,384	173,880
Long-term credit facility	500,000	500,000	500,000
Other non-current liabilities	6,967	6,833	20,128
Stockholders’ equity	1,085,336	958,577	799,877

	$2,293,231	$2,146,969	$1,879,907

Key Ratios & Information

Current Ratio	4:1	4:1	4:1
Liabilities/Equity	1:1	1:1	1:1
Quarterly Operating Cash Flows	$176,352	$105,484	$107,830
TTM Return on Equity	27%	26%	45%
Quarterly Depreciation Expense	$6,839	$7,361	$7,625
Quarterly Capital Expenditures	$1,824	$2,384	$11,354
Annualized Net Sales per Employee	$450	$412	$508
Number of Employees	2,551	2,581	2,760
Inventory MSOH (1): Altera	1.8	2.1	2.6
Inventory MSOH (1): Distribution	0.7	1.1	1.0

(1)	MSOH: Months Supply On Hand

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ALTERA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	YEARS ENDED
	December 31,	December 31,
	2009	2008
Cash Flows from Operating Activities:
Net income	$251,062	$359,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,022	29,969
Stock-based compensation	64,446	48,630
Deferred income tax (benefit) expense	(5,890)	737
Tax effect of employee stock plans	(3,648)	1,311
Excess tax benefit from employee stock plans	(990)	(6,767)
Gain on sale of land	—	(112)
Gain on substantive termination of retiree medical plan	(6,488)	—
Changes in assets and liabilities:
Accounts receivable, net	(136,115)	115,459
Inventories	14,931	(10,527)
Other assets	38,862	(26,173)
Accounts payable and other liabilities	7,918	2,810
Deferred income and allowances on sales to distributors	77,611	(74,766)
Income taxes payable	39,860	9,717
Deferred compensation plan obligations	2,125	(673)

Net cash provided by operating activities	372,706	449,266

Cash Flows from Investing Activities:
Purchases of property and equipment	(11,060)	(40,273)
Proceeds from the maturities and sales of available-for-sale investments	—	131,060
Proceeds from sale of land	—	9,063
(Purchases) sales of deferred compensation plan securities, net	(2,125)	673
Purchases of intangible assets	(690)	—

Net cash (used in) provided by investing activities	(13,875)	100,523

Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	42,144	67,138
Shares withheld for employee taxes	(10,738)	(8,229)
Repurchases of common stock	—	(473,229)
Payment of dividends to stockholders	(58,925)	(57,051)
Excess tax benefit from stock-based compensation	990	6,767
Decrease in book overdrafts	—	(320)
Proceeds from long-term credit facility	—	250,000
Principal payments on capital lease obligations	(2,373)	(8,217)

Net cash used for financing activities	(28,902)	(223,141)

Net increase in cash and cash equivalents	329,929	326,648
Cash and cash equivalents at beginning of period	1,216,743	890,095

Cash and cash equivalents at end of period	$1,546,672	$1,216,743

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ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	THREE MONTHS ENDED			Quarterly Growth Rate		YEARS ENDED
					Year-			Annual
	December 31,	September 25,	December 31,	Sequential	Over-Year	December 31,	December 31,	Growth
	2009	2009	2008	Change	Change	2009	2008	Rate
Geography
North America	21%	23%	23%	17%	4%	20%	23%	-23%
Asia Pacific	39%	38%	36%	34%	28%	40%	35%	1%
Europe	21%	21%	23%	24%	6%	22%	23%	-18%
Japan	19%	18%	18%	31%	21%	18%	19%	-18%

Total	100%	100%	100%	27%	16%	100%	100%	-13%

Product Category
New	62%	60%	48%	30%	49%	58%	44%	16%
Mainstream	19%	20%	25%	24%	-10%	21%	26%	-29%
Mature & Other	19%	20%	27%	22%	-18%	21%	30%	-40%

Total	100%	100%	100%	27%	16%	100%	100%	-13%

Market Segment
Telecom & Wireless	41%	40%	38%	31%	26%	44%	36%	4%
Industrial Automation, Military & Auto	23%	23%	25%	23%	7%	22%	24%	-18%
Networking, Computer & Storage	14%	16%	14%	14%	13%	14%	16%	-20%
Other	22%	21%	23%	35%	12%	20%	24%	-28%

Total	100%	100%	100%	27%	16%	100%	100%	-13%

FPGAs and CPLDs
FPGA	78%	77%	75%	29%	22%	77%	74%	-9%
CPLD	15%	15%	16%	22%	1%	15%	18%	-27%
Other	7%	8%	9%	20%	-5%	8%	8%	-18%

Total	100%	100%	100%	27%	16%	100%	100%	-13%

Product Category Description

Category	Products
New	Stratix II (and GX), Stratix III, Stratix IV (including E, GX and GT), Arria GX, Arria II GX, Cyclone II, Cyclone III, MAX II, HardCopy, and Hardcopy II devices
Mainstream	Stratix (and GX), Cyclone, and MAX 3000A devices
Mature & Other
Classic™, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX® series, APEX™ series, Mercury™, Excalibur™, configuration and other devices, intellectual property cores, and software and other tools

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